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                         NORTHWEST AIRLINES CORPORATION
                              UNIT AWARD AGREEMENT


THIS UNIT AWARD AGREEMENT ("Agreement") is made by and between Northwest Airlines Corporation, a Delaware corporation (the "Company"), and John H. Dasburg (the "Participant"), an employee of the Company and a Subsidiary of the Company.

WHEREAS, pursuant to, and subject to the terms and conditions of, the Northwest Airlines Corporation 1996 Retention and Long Term Incentive Compensation Plan (the "Plan"), the Company granted to the Participant on January 26, 1996 (the "Award Date") 400,000 Units (the "Participant's Unit Award") and notified the Participant of the grant of the Units.

WHEREAS, the Plan provides that each Unit Award granted thereunder shall be evidenced by a written agreement; and

WHEREAS, the Company and the Participant desire to enter into this Agreement for the purpose of complying with the provisions of the Plan with respect to the Participant's Unit Award.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning attributed to them in the Plan.

SECTION 1.1 - ACCRUED UNITS

"Accrued Units" shall mean any Unit designated as such pursuant to Section 2.3(b)(ii) until such Unit vests in accordance with Section 2.3(c).

SECTION 1.2 - PERFORMANCE PERIOD

"Performance Period" shall mean with respect to the Participant's Unit Award each two year period ending on each December 31 beginning with the period ending December 31, 1997 and ending with the period ending December 31, 2004, during which period the Participant is an employee of the Company.

SECTION 1.3 - VALUATION DATE


"Valuation Date" shall mean with respect to a Unit which comprises part of the Participant's Unit Award (i) the July 1 next following the end of a Performance Period with respect to which such Unit


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has vested pursuant to Section 2.3, or (ii) the Vesting Date with respect to such Unit if such Unit vests in accordance with Section 2.4.


                                   ARTICLE II

                                 THE UNIT AWARD
                                 --------------

SECTION 2.1 - NUMBER OF UNITS

For good and valuable consideration, on the Award Date, subject to Section 3.10 hereof, the Company grants to the Participant 400,000 Units upon the terms and conditions set forth in this Agreement.

SECTION 2.2 - PERFORMANCE STANDARDS

The Administrator shall in its sole discretion establish the Performance Targets and the Maximum Targets for each Performance Period during the initial three month period of the applicable Performance Period. A copy of such Performance Targets and Maximum Targets, which together shall constitute the Performance Standards for the applicable Performance Period, shall be supplied to the Participant at the time such Performance Standards are established.

SECTION 2.3 - VESTING

The Units which comprise the Participant's Unit Award shall vest as follows:

(a) 50,000 Units shall vest on the last day of a Performance Period if the Performance Targets (but not the Maximum Targets) for such Performance Period have been met or exceeded;

(b)  If the Maximum Targets for a Performance Period have been met or exceeded,
     (i) 75,000 Units shall vest on the last day of such Performance Period provided that the sum of 75,000 and the number of Units (including Accrued Units) which has previously vested under this Agreement is not greater than 50,000 multiplied by the number of Performance Periods which have elapsed under this Agreement (treating the Performance Period with respect to which the foregoing calculation is being made as lapsed), or (ii) 50,000 shall vest on the last day of such Performance Period and 25,000 Units shall be designated as Accrued Units and shall be added to the number of any other Accrued Units previously designated as such under this Section 2.3(b), all of which shall be available for vesting under Section 2.3(c); and

(c) If the Performance Targets for a Performance Period are not met and there exist Accrued Units, 50,000 Accrued Units (or 25,000 Accrued Units if there are only 25,000) shall vest on the last day of such Performance Period and, upon the vesting of such Units, such Units shall cease to be Accrued Units.

SECTION 2.4 - TERMINATION OF EMPLOYMENT UPON CHANGE IN CONTROL



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All unvested Units which comprise the Participant's Unit Award shall become fully vested in the event of a Change in Control and shall become payable upon the earlier of the termination of the Participant's employment in connection with a Change in Control or when such Units otherwise would have been payable under the Plan had there been no Change in Control.

SECTION 2.5 - NO PAYMENT OF DIVIDENDS OR DIVIDEND EQUIVALENTS

The Participant shall not be entitled to receive dividends or dividend equivalents with respect to the Units which comprise the Participant's Unit Award.

SECTION 2.6 - DEFERRAL OF PAYMENT

Subject to the consent of the Company and such other terms and conditions as the Administrator shall prescribe in its sole discretion, the Participant may defer receipt of any amount otherwise payable under this Agreement.

SECTION 2.7 - PAYMENT

Payment with respect to vested Units shall be made in accordance with the terms of the Plan.


                                   ARTICLE III

                                  MISCELLANEOUS
                                  -------------

SECTION 3.1 - ADMINISTRATION

The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Participant's Unit Award. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.

SECTION 3.2 - GOVERNING PLAN

This Agreement incorporates by reference the Plan and all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof. The terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in the case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto.


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SECTION 3.3 - PLAN DOES NOT CONFER EMPLOYMENT OR STOCKHOLDER RIGHTS

Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time. Neither the Participant nor any person entitled to receive payment under this Agreement in the event of the Participant's death shall have any of the rights of a stockholder of the Company by reason of the grant or vesting of the Units under this Agreement.

SECTION 3.4 - TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 3.5 - AMENDMENT

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

SECTION 3.6 - GOVERNING LAW

The laws of the State of Minnesota shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

SECTION 3.7 - JURISDICTION

Any suit, action or proceeding against the Participant with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, as the Company may elect in its sole discretion, and the Participant hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

SECTION 3.8 - NOTICES

All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

     (a)  If to the Company, to it at the following address:


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                   Northwest Airlines Corporation
                   5101 Northwest Drive
                   St. Paul, Minnesota 55111-3034
                   Attn:  Senior Vice President, General Counsel and Secretary

     (b) If to the Participant, to him at the address set forth below under his signature;

or at such other address as either party shall from time to time specify by notice in writing to the other.

SECTION 3.9 - COUNTERPARTS

This Agreement may be executed in two or more counterparts.

SECTION 3.10 - ADDITIONAL CONDITIONS AND LIMITATIONS

On or before January 26, 1997 or the occurrence of a Change in Control, the Administrator may, in his sole discretion, place such additional conditions and limitations on the Participant's Unit Award as he deems appropriate, including, without limitation a reduction in the number of Units granted to the Participant under the Participant's Unit Award.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Dated as of January 26, 1996

NORTHWEST AIRLINES CORPORATION


By: /s/ Douglas M. Steenland

Its: SVP-GENERAL COUNSEL & SECRETARY
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PARTICIPANT

/s/ John H. Dasburg
John H. Dasburg

Participant's Taxpayer Identification
Number ______________________________

PARTICIPANT'S ADDRESS:

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